UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

ENTERPRISE PRODUCTS PARTNERS L.P.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14323 (Commission File Number)	76-0568219 (IRS Employer Identification No.)
1100 Louisiana Street, 10th Floor, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant's telephone number, including area code: (713) 381-6500

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors (the "Board") of Enterprise Products Holdings LLC (the "Company"), the general partner of Enterprise Products Partners L.P. (the "Partnership"), re-elected Michael A. Creel as Chief Executive Officer of the Company and A. James Teague as Chief Operating Officer of the Company, respectively, effective immediately.  In his role as Chief Executive Officer, Mr. Creel is responsible for, among other things: (i) managing the overall business and financial strategy of the Partnership; (ii) overseeing and providing strategic direction for the Partnership, subject to board approval, in the areas of finance, accounting, human resources, investor relations, risk management and information technology; and (iii) providing required certifications as principal executive officer of the Company regarding disclosure controls and procedures and internal control over financial reporting. In his role as Chief Operating Officer, Mr. Teague is responsible for, among other things: managing the day-to-day operations of the Partnership and overseeing and providing strategic direction for the Partnership, subject to Board approval, in the areas of operations, business development, health and safety.  Each of the Chief Executive Officer and Chief Operating Officer report directly to the Board.  After giving effect to these re-elections, no person will hold the title of President of the Company; however, the powers and responsibilities previously associated with the title of President of the Company have been incorporated into the position of Chief Executive Officer.

Item 8.01 Other Events.

On February 19, 2013, the Board elected Randa Duncan Williams as non-executive Chairman of the Board effective immediately.  In her role as non-executive Chairman of the Board,  Ms. Williams is responsible for, among other things: (i) presiding over and setting the agendas for meetings of the Board, with due consideration for the values and business goals of the Partnership and an effective governance structure; (ii) overseeing the appropriate flow of information to the Board; (iii) acting as a liaison between the Board and senior management; and (iv) meeting regularly with the Chief Executive Officer and Chief Operating Officer of the Company and other Board members to review the strategic direction of the Partnership.

On February 19, 2013, the Board also approved the creation of a new management oversight group, known as the Office of the Chairman, consisting of the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer.  The purpose of the Office of the Chairman is for the group to serve collectively as a liaison with the Board, Board committees and senior management of the Partnership with respect to, and to provide the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer a venue to discuss, certain matters, including: (i) the Partnership's strategic direction (including business opportunities through organic growth and acquisitions); (ii) the vision, leadership and development of the management team; (iii) business goals and operational performance; and (iv) strategies to preserve the Partnership's financial strength.  In addition, the Office of the Chairman will assist the Board and its Governance Committee in identifying director education opportunities and in determining the size and composition of the Board and recruitment of new members.  The Office of the Chairman will also oversee policies that reflect the Partnership's values and business goals and enhance the effectiveness of the Partnership's governance structure.

On February 19, 2013, the Partnership issued a press release relating to these organizational changes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products Holdings LLC, its General Partner

Date: February 21, 2013	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 19, 2013.